                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  April 10, 2002
                                                 ---------------


                      PHOENIX WASTE SERVICES COMPANY, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                         0-27832                     22-3755400
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(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


  60 Park Place, Suite 509, Newark, New Jersey                     07102
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  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (973) 297-5400
                                                   --------------


                                      N/A
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         (Former name or former address, if changed since last report.)








PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019


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Item 5.  Other Events

On April 10, 2002 Phoenix Waste Services Company, Inc. (the "Company") and its majority-owned subsidiary, Newark Recycling and Composting Company, Inc. ("NRCC") completed the closing (the "Closing") of the plan regarding NRCC previously confirmed by the Bankruptcy Court in Newark, New Jersey on February 27, 2002.

Prior to the Closing, the Company and NRCC had a total indebtedness relating to this matter of approximately $12,849,000, including promissory notes with accrued interest in default and past due property taxes.

At the Closing, the Company and NRCC settled all of these obligations for approximately $9,055,600, including the transfer of its 12-acre property in Newark, New Jersey and the execution of a $3 million note due in five years.

As a result of this Closing, the Company has realized a net decrease in its current liabilities of approximately $11,100,000 as well as recognizing a non-recurring gain of approximately $3,700,000 (both net of legal costs). In addition, the Company is no longer in default of any of its material debt obligations.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 11, 2002


                                            PHOENIX WASTE SERVICES COMPANY, INC.
                                            (Registrant)



                                            By /s/ Richard L. Franks
                                              ----------------------------------
                                              Richard L. Franks, Vice-President,
                                                  General Counsel, Secretary